Exhibit 3.1

GREENWAY TECHNOLOGIES, INC.

AMENDED AND RESTATED BYLAWS

Effective May 22, 2025

ARTICLE I
Offices

Section 1.01 Registered Office. The registered office of Greenway Technologies, Inc. (the “Corporation”) will be the address originally designated in the Certificate of Formation of the Corporation (the “Certificate of Formation”) or such other address as the Corporation may from time to time determine.

Section 1.02 Other Offices. The Corporation may have other offices, both within and outside the State of Texas, as the Board of Directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

ARTICLE II
Meetings of Shareholders

Section 2.01 Date, Time and Place of Meetings; Meetings by Remote Communications. All meetings of the shareholders shall be held on such date and at such time and place, if any, either within or outside the State of Texas as shall be determined from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may determine that any meeting may be held solely or partially by means of remote communication as authorized under the Texas Business Organizations Code (the “TBOC”).

Section 2.02 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these Bylaws shall be held on such date as shall be determined by the Board of Directors and stated in the notice of the meeting. At the annual meeting, directors shall be elected and any other proper business may be transacted.

Section 2.03 Special Meetings.

(a) Calling Special Meetings. Special meetings of shareholders for any purpose or purposes shall be called only by: (i) the Board of Directors; (ii) the Chairperson of the Board (as defined hereinafter), the Chief Executive Officer, the President or the Secretary of the Corporation; or (iii) the Secretary of the Corporation upon the written request of one or more shareholders of record who own (as defined hereinafter) in the aggregate at least a majority or more of all the shares entitled to vote at the meeting (the “Requisite Percentage”). A special meeting of shareholders may not be called by any other person or persons. The Board of Directors may cancel (to the extent permitted under the TBOC), postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the shareholders. For purposes of this Section, a shareholder shall be deemed to “own” only those outstanding shares of capital stock of the Corporation as to which the shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. For purposes of this Section, a shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has (A) loaned such shares in the ordinary course of its business only if such shareholder has retained the right to recall such loaned shares by giving not more than five business days’ notice or (B) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement, only if, in all such cases, such delegation is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors (or any duly authorized committee thereof). For purposes of this Section, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

(b) Shareholder Requested Special Meetings.

(i) Any request by shareholders for a special meeting must be signed by each shareholder, or a duly authorized agent, requesting such special meeting and include (A) the specific purpose of the meeting, the matters proposed to be acted on at the meeting and the reasons for conducting such business at the meeting, (B) the name and address of each such shareholder and date of signature, (C) the number of shares of each class of stock owned of record or beneficially by each such shareholder, (D) documentary evidence that the requesting shareholders own the Requisite Percentage, provided that if the requesting shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then, to be valid, the request by shareholders must also include documentary evidence that the beneficial owners on whose behalf the special request is made beneficially own the Requisite Percentage, (E) all information relating to each such shareholder that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not the subject of the special meeting request) or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act (or any successor provision of the Exchange Act), whether or not Section 14 of the Exchange Act is then applicable to the Corporation and (F) the information required for matters to be properly brought by shareholders before an annual meeting of shareholders as set forth in Section 2.12 with respect to any nomination to the Board of Directors or other business proposed to be presented at the special meeting and as to the shareholders requesting the meeting (or the persons on whose behalf the shareholder is acting, as applicable).

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(ii) A special meeting request shall not be valid (and the Secretary of the Corporation shall have no obligation to call a special meeting in respect of such special meeting request) if it (A) does not comply with these Bylaws, (B) relates to an item of business that is not a proper subject for shareholder action under applicable law, (C) is an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors, hereafter a “Similar Item”) to a matter that was presented at a meeting of shareholders occurring within 90 days preceding the date of the shareholders’ request for a special meeting, (D) a Similar Item is included in the Corporation’s notice to be brought before a meeting of shareholders that has been called, but not yet held, (E) the special meeting request is delivered during the period commencing 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders and ending on the date of the next annual meeting of shareholders or (F) was made in violation of Regulation 14A under the Exchange Act, to the extent applicable, or other applicable law.

(iii) Shareholders may revoke the request for a special meeting at any time by written revocation delivered to the Secretary and if, following such revocation, there are un-revoked requests from shareholders holding in the aggregate less than the requisite number of shares required in order for the shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be canceled) if the shareholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting, do not continue to own at least the Requisite Percentage at all times between the date the special meeting request is received by the Corporation and the date of the applicable special meeting of shareholders, and the requesting shareholder(s) shall promptly notify the Secretary of any decrease in ownership of shares of the Corporation that results in such a revocation. If, as a result of any such revocation, there are no longer valid unrevoked written requests representing the Requisite Percentage, there shall be no requirement to call or hold a special meeting of shareholders.

Section 2.04 Adjournments. Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05 Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the TBOC, the Certificate of Formation or these Bylaws, the written notice of any meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting.

Section 2.06 List of Shareholders. Not later than the 11th day before the date of each meeting of the shareholders, an officer or agent having charge of the Corporation’s stock transfer records shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment or postponement thereof showing the address and the type and number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal executive office of the Corporation and shall be subject to inspection by any shareholder at any time during regular business hours for a period of at least 10 days prior to such meeting. Alternatively, the list of shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation.

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Section 2.07 Quorum. Unless otherwise required by law or the Certificate of Formation, at each meeting of the shareholders the holders of the majority of the shares entitled to vote at a meeting of the shareholders of the Corporation that are present or represented by proxy at the meeting are a quorum for the consideration of a matter to be presented at that meeting. If, however, such quorum shall not be present or represented at any meeting of the shareholders, then either (a) the chair of the meeting or (b) the shareholders of the Corporation by a vote of the holders of the majority of the shares who are present or represented by proxy at the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. The subsequent withdrawal from a meeting of a shareholder or the refusal of a shareholder present at or represented by proxy at the meeting to vote does not negate the presence of a quorum at the meeting. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08 Conduct of Meetings. At every meeting of the shareholders, the President of the Corporation or, in his or her absence or inability to act, a Vice President of the Corporation designated by the President or, in the absence of such designation, any other person chosen by a majority of the shareholders of the Corporation present in person or by proxy and entitled to vote shall act as chair of the meeting. The Secretary of the Corporation or, in the Secretary’s absence or inability to act, an Assistant Secretary of the Corporation shall act as secretary of the meeting. In the absence of the Secretary or Assistant Secretary, the Chairperson shall appoint another person to act as Secretary of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as are adopted by the Board of Directors, the chair of each meeting of shareholders shall have the right and authority to convene and (whether or not a quorum is present and for any reason or no reason) to adjourn or recess the meeting, to prescribe such rules and regulations and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules or regulations or acts may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) restrictions on the use of photographic, audio or video recording devices (including cellular telephones) at the meeting; (f) limitations on the time allotted to questions or comments by participants; and (g) regulating the opening and closing of the polls for balloting and matters that are to be voted on at the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of shareholders are not required to be held in accordance with the rules of parliamentary procedure. In addition to making any other determination that may be appropriate to the conduct of the meeting, the chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a matter, nomination or other business was not properly brought before the meeting. If the chair of the meeting should so determine, the chair of the meeting shall so declare to the meeting, and any such matter, nomination or other business declared not to be properly brought before the meeting shall not be transacted or considered.

Section 2.09 Voting; Proxies.

(a) General. Unless otherwise required by law or provided in the Certificate of Formation, each shareholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such shareholder. No shareholder shall have the right of cumulative voting.

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(b) Voting. Except as otherwise required by required by Texas law, the Certificate of Formation, these Bylaws or the rules of any applicable stock exchange: (i) in all matters, other than the election of directors, the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at a meeting of shareholders at which a quorum is present shall be the act of the shareholders; and (ii) directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided, that if the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. For the purposes of this Section, (A) a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes “against” that director’s election, (B) if directors are to be elected by a plurality of the votes cast, shareholders may withhold their vote with respect to a director, but shall not be permitted to vote against a nominee and (C) “abstentions” and “broker nonvotes” are not counted as votes cast “for” or “against” a matter or a director.

(c) Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. As required by the TBOC, a telegram, telex, cablegram or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by a shareholder will be treated as an execution in writing. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission has been authorized by the shareholder. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.10 Inspectors at Meetings of Shareholders. The chair of each meeting of shareholders shall appoint one or more persons to act as inspectors. The inspectors shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented either in person or by proxy. The inspectors shall: (a) oversee the vote of the shareholders for the election of directors and for any other matters that are put to a vote of shareholders at the meeting; (b) receive a ballot evidencing votes cast by the proxy committee; (c) judge the qualifications of shareholders voting; (iv) collect, count and report the results of ballots cast by any shareholders voting in person; and (d) perform such other duties as may be required by the chair of the meeting or the shareholders.

Section 2.11 Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment or postponement thereof or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not earlier than the 60th day and at least 10 days before the date on which the particular action requiring such determination of shareholders is originally to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is first given to shareholders or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment or postponement thereof.

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Section 2.12 Advance Notice of Shareholder Nominations and Proposals.

(a) Advance Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors or (C) by a shareholder of the Corporation who (1) is a shareholder of record at the time of the giving of the notice required by this Section 2.12(a) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.12(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, for the avoidance of doubt, clause (C) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(i) To comply with clause (C) of Section 2.12(a), a shareholder’s notice must set forth all information required under this Section 2.12(a) and must be timely received by the Secretary of the Corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 90th day nor earlier than the 120th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section. For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(ii) To be in proper written form, a shareholder’s notice to the Secretary of the Corporation must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (A) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below); (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person; (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation; (E) any material interest of the shareholder or a Shareholder Associated Person in such business; and (F) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (A) through (F), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the Secretary must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (C) and (D) above as of the record date for notice of the meeting. For purposes of this Section, a “Shareholder Associated Person” of any shareholder shall mean (1) any person controlling, directly or indirectly or acting in concert with, such shareholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made or (3) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (1) and (2).

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(iii) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.12(a) and, if applicable, Section 2.12(b). In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chair of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.12(a), and, if the chair should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.12(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election or re-election to the Board of Directors shall be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a shareholder of the Corporation who (1) was a shareholder of record at the time of the giving of the notice required by this Section 2.12(b) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.12(b) and the applicable requirements of Rule 14a-19 under the Exchange Act. In addition to any other applicable requirements, for a nomination to be made by a shareholder in accordance with clause (B) of this Section 2.12(b), the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(i) To comply with clause (B) of Section 2.12(b) above, a nomination to be made by a shareholder must set forth all information required under this Section 2.12(b) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.12(a)(i).

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(ii) To be in proper written form, such shareholder’s notice to the Secretary must set forth:

(1) as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee; (B) the principal occupation or employment of the nominee; (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee; (D) the written representation and agreement from each nominee that such person (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (3) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business ethics, corporate governance guidelines and any other policies or guidelines of the Corporation applicable to directors and (4) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors; (E) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for or to increase or decrease the voting power of the nominee; (F) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (G) a written statement executed by the nominee acknowledging that, as a director of the Corporation, the nominee will owe a fiduciary duty under Texas law with respect to the Corporation and its shareholders; and (H) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named as a nominee in any proxy statement relating to the applicable meeting of shareholders and to serving as a director if elected or re-elected, as the case may be); and

(2) as to such shareholder giving notice, (A) the information required to be provided pursuant to clauses (B) through (E) of Section 2.12(a)(ii), and the supplement referenced in the second sentence of Section 2.12(a)(ii) (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), (B) a statement that either such shareholder or Shareholder Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote in the election of directors and (C) all other information required by Rule 14a-19 under the Exchange Act (such information provided and statements made as required by clauses (A), (B) and (C) above, a “Nominee Solicitation Statement”).

(iii) To comply with clause (B) of Section 2.12(b), a shareholder providing notice of any nomination proposed to be made at a meeting of shareholders shall further update and supplement such notice (1) if necessary so that the information provided or required to be provided in such notice pursuant to this Section 2.12(b) shall be true and correct as of the record date for determining the shareholders entitled to receive notice of and to vote at such meeting of shareholders, and such update and supplement must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days following the later of the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting of shareholders and the date notice of the record date is first publicly disclosed and (2) to provide evidence that the shareholder providing the notice has solicited proxies from holders representing at least 67% of the voting power of the shares of capital stock entitled to vote in the election of directors, and such update and supplement must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the shareholder files a definitive proxy statement in connection with the meeting of shareholders.

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(iv) At the request of the Board of Directors, any person nominated by a shareholder for election or re-election as a director must furnish to the Secretary of the Corporation (A) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (B) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the Corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (C) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 2.12(b).

(v) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 2.12(b). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chair of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the chair should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) Advance Notice of Director Nominations for Special Meetings.

(i) For a special meeting of shareholders at which directors are to be elected or re-elected, nominations of persons for election or re-election to the Board of Directors shall be made only (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who (1) is a shareholder of record at the time of the giving of the notice required by this Section 2.12(c) and on the record date for the determination of shareholders entitled to vote at the special meeting and (2) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Sections 2.12(b)(ii), (b)(iii) and (b)(iv). To be timely, such notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (x) by or at the direction of the Board of Directors or (y) by a shareholder in accordance with the notice procedures set forth in this Section 2.12(c). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii) The chair of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these Bylaws, and if the chair should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

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(d) Other Requirements and Rights. In addition to the foregoing provisions of this Section, a shareholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of: (i) a shareholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act; or (ii) the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 2.13 No Action by Shareholder Consent in Lieu of a Meeting. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders of Corporation and may not be effected by any consent by such shareholders.

ARTICLE III
Board of Directors

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the TBOC or the Certificate of Formation.

Section 3.02 Number. The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the Certificate of Formation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.03 Election, Qualification and Term of Office. Except as provided in Section 3.04, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be shareholders unless so required by the Certificate of Formation or these Bylaws. The Certificate of Formation or these Bylaws may prescribe other qualifications for directors.

Section 3.04 Resignations and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is received by the Corporation unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for re-election as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Formation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled in any manner permitted by the TBOC, including by (a) the Board of Directors at any meeting of the Board of Directors by vote of a majority of the remaining members of the Board of Directors, although less than a quorum or (b) a sole remaining director, in each case to the extent permitted by the TBOC; provided, that the term of any director appointed by the majority of the directors then in office to fill a vacancy shall last only until the next annual meeting of shareholders or special meeting of shareholders called to vote on the election of directors. If the directors are divided into classes, a person so elected or appointed to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

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Section 3.05 Place of Meetings; Meetings by Telephone. The board of directors may hold meetings, both regular and special, either within or outside the State of Texas. Unless otherwise restricted by the Certificate of Formation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.06 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.07 Special Meetings; Notice. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board of Directors, the chief executive officer, the president, the secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate. Notice of the time and place of special meetings shall be: (a) delivered personally by hand, by courier or by telephone; (b) sent by United States first-class mail, postage prepaid; (c) sent by facsimile; or (d) sent by electronic mail, in each case directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

Section 3.08 Quorum. At all meetings of the Board of Directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.09 Voting. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Formation or these Bylaws. To the maximum extent permitted by the TBOC, in the event a director or directors abstain or are disqualified from a vote, the majority vote of the director or the directors thereof not abstaining or disqualified from voting, whether or not such director or directors constitute a quorum, shall be the act of the Board of Directors. If the Certificate of Formation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

Section 3.10 Board Action by Written Consent without a Meeting. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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Section 3.11 Fees and Compensation. Unless otherwise restricted by the Certificate of Formation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

Section 3.12 Removal. A director may be removed from office by the shareholders of the Corporation office with or without cause. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 3.13 Chairperson of the Board. The Board of Directors may elect one of its members to be its chair (the “Chairperson of the Board”) and shall fill any vacancy in the position of Chairperson of the Board at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these Bylaws, if elected, the Chairperson of the Board shall preside at all meetings of the Board of Directors and of shareholders. The Chairperson of the Board shall perform such other duties and services as shall be assigned to or required of the Chairperson of the Board by the Board of Directors. The Chairperson of the Board shall be a board position only and not an officer position unless the Board of Directors also determines that such position shall also be an officer position.

Section 3.14 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee a majority of the then-authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

ARTICLE IV
Officers

Section 4.01 Positions and Election. The Board of Directors shall elect a President, a Secretary and such other officers as may be from time to time required by Texas law. The Board of Directors may also elect a Chief Executive Officer, Vice Presidents, Assistant Secretaries, a Treasurer, Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate, none of whom need to be a member of the Board. Any two or more offices may be held by the same person.

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Section 4.02 Term; Removal; Resignation; Compensation. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to such officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors. The compensation of all executive officers of the Corporation shall be fixed by, or at the direction of, the Board of Directors or its compensation committee.

Section 4.03 Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these Bylaws and the control of the Board of Directors, have general supervision, direction and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

Section 4.04 President. The President shall have such powers and duties as are commonly incident to the office of president or that are assigned to him or her by the Board of Directors. If he or she is not designated as Chief Executive Officer, the President shall have such powers and perform such duties as may be delegated to him or her by the Chief Executive Officer, and shall be vested with all the powers and authorized to perform all the duties of the Chief Executive Officer in the Chief Executive Officer’s absence or inability to act.

Section 4.05 Vice Presidents. Each vice president of the Corporation shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the President, or that are incident to the office of vice president.

Section 4.06 Secretary. The Secretary shall keep full and complete records of the proceedings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings and shall perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.07 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chief Executive Officer or the President.

Section 4.08 Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties as shall be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

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Section 4.09 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.10 Delegation of Duties. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V
INDEMNIFICATION

Section 5.01 Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article, the Corporation shall indemnify, to the fullest extent permitted by the TBOC, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director of the Corporation or an officer of the Corporation, or while a director of the Corporation or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 5.02 Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article, the Corporation shall indemnify, to the fullest extent permitted by the TBOC, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 5.03 Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 5.01 or Section 5.02 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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Section 5.04 Indemnification of Others. Subject to the other provisions of this Article, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the TBOC or other applicable law. The Board of Directors shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board of Directors determines.

Section 5.05 Advanced Payment of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses and any documentation as may be required by the TBOC) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article or the TBOC. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems reasonably appropriate and shall be subject to the Corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 5.06(b) or Section 5.06(c) prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 5.06 Limitation on Indemnification. Subject to the requirements in Section 5.03 and the TBOC, the Corporation shall not be obligated to indemnify any person pursuant to this Article in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 5.07 or (iv) otherwise required by applicable law; or

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(e) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article (including each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article (including each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 5.07 Determination; Claim. If a claim for indemnification or advancement of expenses under this Article is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 5.08 Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Formation or any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the TBOC or other applicable law.

Section 5.09 Insurance. The Corporation may purchase, procure or establish and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the TBOC.

Section 5.10 Survival. The rights to indemnification and advancement of expenses conferred by this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.11 Effect of Repeal or Modification. Any amendment, alteration or repeal of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

Section 5.12 Certain Definitions. For purposes of this Article, (a) references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “other enterprises” shall include employee benefit plans; (c) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (d) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (e) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

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ARTICLE VI
Stock

Section 6.01 Certificates Representing Shares. The shares of stock of the Corporation may be certificated or uncertificated, as provided under Texas law. Any certificates representing shares of stock shall be in such form as is approved by resolution of the Board of Directors and as may be required by applicable law and shall be numbered and entered in the stock transfer records of the Corporation as they are issued. Each certificate shall state on the front of the certificate that the Corporation is organized under the laws of the State of Texas, the holder’s name, the number and class of shares, the designation of the series, if any, represented by the certificate and the par value of each share represented by the certificate or a statement that the shares are without par value. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed such a certificate ceases to be an officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the signatory were still such at the date of its issue.

Section 6.02 Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

Section 6.03 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.04 Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall: (a) make an affidavit of the fact in such manner as the Board of Directors may require; and (b) if so required by the Board of Directors, make proof of loss, theft or destruction in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Corporation may direct the issuance of a new certificate or certificates of stock or of uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

Section 6.05 Registered Shareholders. The corporation shall: (a) be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; (b) be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and (c) not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

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ARTICLE VII
General Provisions

Section 7.01 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 7.02 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

Section 7.03 Execution of Corporate Contracts and Instruments. Except as otherwise provided by law, the Certificate of Formation or these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 7.04 Conflict with Applicable Law or Certificate of Formation. These Bylaws are adopted subject to any applicable law and the Certificate of Formation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Formation, such conflict shall be resolved in favor of such law or the Certificate of Formation.

Section 7.05 Exclusive Forum.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any of the filing, adjudication and trial of (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or the shareholders, including any claim alleging the conspiracy to breach a fiduciary duty, knowing participation in a breach of a fiduciary duty or aiding and abetting a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the TBOC or the Certificate of Formation or these Bylaws (in each case, as they may be amended from time to time), (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, (v) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (vi) any other action or proceeding in which the Business Court of the State of Texas has jurisdiction, shall be the Business Court in the First Business Court Division of the State of Texas (the “Business Court”); provided, that if the Business Court determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas, Ft. Worth Division or, if such federal court lacks jurisdiction, the State District Court of Tarrant County, Texas. For the avoidance of doubt, this Section shall not apply to any direct claims under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

(b) Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any of the filing, adjudication and trial of any direct claims under the Securities Act or the Exchange Act, shall be the federal district courts of the United States of America.

(c) Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section and the jurisdiction and venue set forth herein.

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Section 7.06 Waiver of Jury Trial. UNLESS THE CORPORATION CONSENTS IN WRITING TO A JURY TRIAL, THE CORPORATION AND EACH SHAREHOLDER, DIRECTOR, AND OFFICER OF THE CORPORATION HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THAT THE CORPORATION OR SUCH PERSON MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ARISING OUT OF OR RELATING TO ANY “INTERNAL ENTITY CLAIM” AS THAT TERM IS DEFINED IN Section 2.115 of the TBOC, AND EACH SHAREHOLDER AGREES THAT SUCH SHAREHOLDER’S HOLDING OR ACQUISITION OF SHARES OF STOCK OF THE CORPORATION OR, TO THE EXTENT PERMITTED BY LAW, OPTIONS OR RIGHTS TO ACQUIRE SHARES OF STOCK OF THE CORPORATION FOLLOWING THE ADOPTION OF THESE BYLAWS CONSTITUTES SUCH SHAREHOLDER’S INTENTIONAL AND KNOWING WAIVER OF ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH CLAIMS.

Section 7.07 Section 21.419 of the TBOC; Ownership Threshold for Derivative Proceedings. The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto. No shareholder or group of shareholders may institute or maintain a derivative proceeding brought on behalf of the Corporation against any director and/or officer of the Corporation in his or her official capacity, unless the shareholder or group of shareholders, at the time the derivative proceeding is instituted, beneficially owns a number of shares of common stock sufficient to meet an ownership threshold of at least 3% of the outstanding shares of the Corporation.

Section 7.08 Severability. Whenever possible, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of these Bylaws is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these Bylaws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

ARTICLE VIII
Amendments

The Board of Directors may amend or repeal these Bylaws or adopt new bylaws, unless (a) such power shall be reserved exclusively to the shareholders in whole or part by the Certificate of Formation or the laws of Texas or (b) the shareholders in amending, repealing or adopting a particular bylaw shall have expressly provided that the Board of Directors may not amend or repeal that bylaw. Unless the Certificate of Formation or a bylaw adopted by the shareholders shall provide otherwise as to all or some portion of the Corporation’s bylaws, the shareholders may amend, repeal or adopt (but only by the affirmative vote of the holders of not less than a majority of the then outstanding shares of capital stock of the Corporation entitled to vote with respect thereto) the Corporation’s bylaws even though the bylaws may also be amended, repealed or adopted by the Board of Directors.

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